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                                                                     EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

We have made a review of the unaudited condensed consolidated interim financial statements of Advantage Marketing Systems, Inc. and Subsidiaries as of September 30, 2001 and for the three- and nine-month periods ended September 30, 2001, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated October 24, 2001.

We are aware that such financial statements and our above mentioned report appearing in your Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, are being incorporated by reference in Registration Statement No. 333-304381 (Employee Stock Option Plan) on Form S-8 and in Registration Statement No. 333-91491 (1995 Stock Option Plan) on Form S-8 and that such report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the registration statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.




GRANT THORNTON LLP

Oklahoma City, Oklahoma
October 24, 2001